VOTING AND SUPPORT AGREEMENT
THIS VOTING AND SUPPORT AGREEMENT (“Agreement”), dated as of August 26, 2021, is made by and among DAC Acquisition LLC, a Delaware limited liability company (“Parent”) and the undersigned members of the Board of Directors (the “Directors” and each a “Director”) of Diversicare Healthcare Services, Inc., a Delaware corporation (the “Company”). Parent, the Company and the Directors are referred to individually as a “Party” and collectively as the “Parties.”
WHEREAS, Parent, Diversicare Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Company, concurrently with the signing of this Agreement, are entering into an Agreement and Plan of Merger, dated as of even date herewith (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;
WHEREAS, as of the date hereof, each Director beneficially owns and has sole or shared voting power with respect to shares of Company Common Stock (together with any New Shares (defined in Section 3 below), the “Shares”);
WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, each Director has agreed to enter into and perform this Agreement; and
WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.
NOW, THEREFORE, in consideration of, and as a condition to, Parent entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Parent in connection therewith, the Parties agree as follows:
1.Agreement to Vote Shares. Each Director agrees that, prior to the Expiration Date (as defined in Section 3 below), at any meeting of the stockholders of the Company or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of the Company, with respect to the Merger, or the Merger Agreement, such Director shall:
(a)appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
(b)from and after the date hereof until the Expiration Date, vote (or cause to be voted), in person or by proxy, or if applicable, deliver a written consent (or cause a written consent to be delivered) covering all of the Shares that such Director shall be entitled to so vote: (i) in favor of adoption and approval of the Merger Agreement and all other transactions contemplated by the Merger Agreement as to which stockholders of the Company are called upon to vote or consent in favor of any matter necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries or Affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to the Company’s or any of its Subsidiaries or Affiliates’ obligations under the Merger Agreement not being fulfilled; and (iii) against (A) any

Acquisition Proposal, (B) any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and all other transactions contemplated by the Merger Agreement, (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries, (D) any change in the majority of the Company Board and (E) any material change in the capitalization of the Company or the Company’s corporate structure. No Director shall take or commit or agree to take any action inconsistent with the foregoing.
2.Voting on Other Matters. Notwithstanding anything to the contrary contained herein, each Director shall be entitled to vote (or cause to be voted) in its sole discretion all of the Shares that such Director shall be entitled to so vote on all issues other than those specified in Section 1.
3.Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof, (c) such date and time as (A) any amendment or change to the Merger Agreement is effected without the Directors’ consent that (1) decreases the Merger Consideration, (2) changes the form of consideration payable under the Merger Agreement to the Directors, (3) imposes any additional material restrictions on or additional conditions on the payment of the Merger Consideration to stockholders of the Company or (4) imposes any additional material restrictions or obligations on the Directors, or (B) any amendment or change to the Merger Agreement is effected without the Directors’ consent that materially and adversely affects the Directors, (d) upon mutual written agreement of the Parties to terminate this Agreement, (e) the conclusion of the Stockholders Meeting at which the vote contemplated in Section 1 hereof has occurred and the Directors’ Shares have been voted as specified herein, or (f) a Change in Recommendation. Upon termination or expiration of this Agreement in accordance with this Section 3, no Party shall have any further obligations or liabilities under this Agreement.
4.Additional Purchases. Each Director agrees that any shares of Company Common Stock that such Director purchases or with respect to which such Director otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any stock options or otherwise (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof and the representation and warranties in Section 6 below shall be true and correct as of the date that beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such New Shares is acquired.
5.Agreement to Retain Shares. From and after the date hereof until the Expiration Date, no Director shall, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, the voting rights thereunder or by the creation of a Lien) or otherwise permit the sale, assignment, transfer, tender or disposition of any Shares (including the voting rights thereunder or by the creation of a Lien), (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of a Lien) any Shares, or (d) take any action that would make any representation or warranty of such Director contained herein untrue or incorrect or have the effect of preventing or disabling such Director from performing such Director’s obligations under this Agreement. Notwithstanding the foregoing, each Director may make transfers (i) to an Affiliate of such Director; provided, that, as a precondition to such transfers, the transferee agrees in a written instrument, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement, and (ii) as Parent may otherwise agree in writing in its sole and absolute discretion.
6.Representations and Warranties of the Directors. Each Director hereby represents and warrants to Parent as follows:
(a)this Agreement (assuming this Agreement constitutes a valid and binding agreement of the other Parties) has been duly executed and delivered by or on behalf of such Director and constitutes a valid and binding agreement with respect to such Director, enforceable against such Director in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;
(b)the execution and delivery of this Agreement by such Director does not, and the performance by such Director of its obligations hereunder and the compliance by such Director with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any material Contract to which such Director is a party or by which such Director is bound, or any law, statute, rule or regulation to which such Director is subject or, in the event that such Director owns Shares through a corporation, partnership, trust or other entity, any bylaw or other organizational document of such entity;
(c)the execution and delivery of this Agreement by such Director does not, and the performance of this Agreement by such Director does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by such Director except for applicable requirements, if any, of the Exchange Act and applicable Antitrust Laws, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Director of his or her obligations under this Agreement in any material respect; and
(d)the execution and delivery of this Agreement by Parent , and the performance of this Agreement by such Director shall not be deemed to be an offer by Parent to any directors’ continued employment by the Company or continued service as a Director .
7.Waiver of Appraisal Rights. Each Director hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger. Each Director agrees not to become a party to any Legal Proceeding challenging the Merger.
8.No Limitation on Discretion as Director or Fiduciary. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent any Director or, if applicable, any partner, officer, employee or Affiliate of any Director, (a) from exercising his or her duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if such Person is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his or her duties and obligations as a trustee or fiduciary of such ERISA plan or trust. Each Director is executing this Agreement solely in its capacity as a stockholder.

9.Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to specific performance hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.
10.Further Assurances. Each Director shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.
11.Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) (i) to Parent or the Company, as applicable, in accordance with Section 8.7 of the Merger Agreement and (ii) to each Director, by notifying the Company, in accordance with Section 8.7 of the Merger Agreement.
12.Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
13.Binding Effect and Assignment. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective Parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties hereto; provided, however, that, notwithstanding the foregoing, Parent may assign its rights and obligations under this Agreement to any Subsidiary wholly owned by it, but no such assignment shall relieve Parent of its obligations hereunder.
14.No Waivers. No waivers of any breach of this Agreement extended by Parent to the Directors shall be construed as a waiver of any rights or remedies of Parent with respect to any other stockholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares held or subsequently held by such stockholder or with respect to any subsequent breach of any Director or any other such stockholder of the Company. No waiver of any provisions hereof by any Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
15.Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware (without giving effect to choice of Law principles thereof). Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware

(unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or the actions of any Party in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 11. Each of the Parties hereby agrees that any service of process, summons, notice or document by delivery in person or by overnight courier in accordance with Section 11 shall be effective service of process for any suit or Legal Proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or Legal Proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 15, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or Legal Proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided that each such Party’s consent to jurisdiction and service contained in this Section 17 is solely for the purpose referred to in this Section 15 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.
16.Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.
17.No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the Parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Certificate of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all Parties hereto.
18.Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term Shares shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which any or all of such shares are changed or exchanged or which have been received in such transaction.

19.Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, among the Parties hereto with respect to the subject matter hereof and contains the entire agreement among the Parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of Parent and the Directors; provided that the Company’s consent, not to be unreasonably withheld, conditioned or delayed, shall be required for any such amendment, supplement, modification or waiver that materially and adversely impacts the Company.
20.Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.
21.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

EXECUTED as of the date first above written.
PARENT:

DAC ACQUISITION LLC,
a Delaware limited liability company

By: /s/ Ephram Lahasky
Name: Ephram Lahasky
Title: Manager

DIRECTORS:

/s/ Chad A. McCurdy
Chad A. McCurdy

/s/ Ben R. Leedle Jr.
Ben R. Leedle Jr.

/s/ James R. McKnight, Jr.
James R. McKnight, Jr.

/s/ Leslie K. Morgan
Leslie K. Morgan

/s/ Richard M. Brame
Richard M. Brame

/s/ Robert Z. Hensley
Robert Z. Hensley

/s/ Robert A. McCabe Jr.
Robert A. McCabe Jr.